SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                    TRINITY PARTNERS ACQUISITION COMPANY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5)   Total fee paid:

--------------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

--------------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     3)   Filing Party:

--------------------------------------------------------------------------------
     4)   Date Filed:

--------------------------------------------------------------------------------

               TRINITY PARTNERS AND FREESEAS ANNOUNCE ACQUISITION
                             OF THIRD DRYBULK VESSEL

New York, New York and Piraeus, Greece, June 17, 2005 - Trinity Partners Acquisition Company Inc. (OTCBB: TPQCA; TPQCB) and FreeSeas Inc. jointly announced today the acquisition by FreeSeas of its third drybulk vessel. FreeSeas acquired the vessel charter-free through its wholly-owned subsidiary, Adventure Four S.A., and is renaming it the M/V "Free Fighter."

The M/V "Free Fighter" is a 1982 HandyMax drybulk carrier with capacity of approximately 40,000 dwt. FreeSeas purchased the M/V "Free Fighter" for $11,025,000, and financed $7,000,000 of the purchase price through a Committed Term Loan Facility from a bank. FreeSeas' principal shareholders funded the balance of the purchase price through a loan to FreeSeas.

This acquisition increases FreeSeas' fleet to three drybulk carriers. FreeSeas currently operates the M/V "Free Destiny" and the M/V "Free Envoy." These Handysize drybulk carriers have cargo capacities of 25,240 and 26,318 deadweight tons (dwt), respectively, and are deployed under time period charter arrangements. Drybulk carriers are employed for seaborne transportation of key commodities and raw materials such as iron and steel, fertilizers, minerals, forest/agricultural products (soybeans, wheat, corn), sugar, salt, ores, bauxite, alumina, cement and other construction materials transported in bulk.

FreeSeas and Trinity Partners previously announced on May 12, 2005, the filing with the Securities and Exchange Commission of a preliminary proxy statement seeking approval of the merger of Trinity Partners with and into FreeSeas. The consummation of the merger is subject to, among other things, the mailing of a final proxy statement and obtaining the requisite vote of the Class B stockholders of Trinity Partners. There can be no assurance that the proposed transaction will be consummated.

Shareholders of Trinity Partners are urged to read the registration statement filed with the Securities and Exchange Commission because it contains important information. The registration statement, including its exhibits, can be obtained from the SEC's web site at http://www.sec.gov, free of charge.

Safe Harbor Statement

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results may differ due to factors such as material adverse events affecting either company or the ability of either company to satisfy the conditions to completion of the business combination. Readers are referred to Trinity's most recent periodic and other reports filed with the Securities and Exchange Commission.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction.

For further information:

     Lawrence Burstein, President
     Trinity Partners Acquisition Company Inc.
     (212) 696-4282
     lburstein@unitycapital.com

     Nicolas Bornozis
     Capital Link, Inc. New York (for FreeSeas)
     (212) 661-7566
     nbornozis@capitallink.com